TEMPLETON GROWTH FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION


     Templeton Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

     SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue a total of One Billion Nine Hundred Million (1,900,000,000) shares of capital stock, all of which was common stock, par value $0.01 per share, having an aggregate par value of nineteen million ($19,000,000) dollars of which the Board of directors had classified:

     (i) One Billion Two Hundred Million (1,200,000,000) shares as Templeton Growth Fund, Inc. - Class A shares of Common Stock;

    (ii) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc. - Class B shares of Common Stock;

   (iii) Three Hundred Million (300,000,000) shares as Templeton Growth Fund, Inc. - Class C shares of Common Stock;

    (iv) Two Hundred Million (200,000,000) shares of Templeton Growth Fund, Inc. - Advisor Class shares of Common Stock; and

     (v) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc.
         - Class R shares of Common Stock.

     THIRD: The Board of Directors of the Corporation, at a meeting held on February 28, 2006, adopted resolutions increasing the aggregate number of shares of Common Stock that the Corporation has authority to issue from One Billion Nine Hundred Million (1,900,000,000) shares to Two Billion Four Hundred Million (2,400,000,000) shares. The Board also adopted resolutions classifying and allocating Three Hundred Million (300,000,000) of the authorized, unissued and unclassified Common Stock resulting from such increase as additional Class A shares of Templeton Growth Fund, Inc. and classifying and allocating Two Hundred Million of the authorized, unissued and unclassified Common Stock resulting from such increase as additional Advisor Class shares of Templeton Growth Fund, Inc.

     FOURTH: As supplemented hereby, the Corporation's charter authorizes the issuance of Two Billion Four Hundred Million (2,400,000,000) shares of capital stock, all of which is common stock, par value $0.01 per share, having an aggregate par value of twenty-four million ($24,000,000) dollars of which the Board of Directors has classified:

     (i) One Billion Five Hundred Million (1,500,000,000) shares as Templeton Growth Fund, Inc. - Class A shares of Common Stock;

    (ii) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc. - Class B shares of Common Stock;

   (iii) Three Hundred Million (300,000,000) shares as Templeton Growth Fund, Inc. - Class C shares of Common Stock;

    (iv) Four Hundred Million (400,000,000) shares as Templeton Growth Fund, Inc. - Advisor Class shares of Common Stock; and

     (v) One Hundred Million (100,000,000) shares as Templeton Growth Fund, Inc.
         - Class R shares of Common Stock.

     FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the shares aforesaid have been duly classified and allocated by the Board of Directors of the Corporation pursuant to the authority contained in the charter of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and witnessed on this 28th day of  February, 2006.


                                   TEMPLETON GROWTH FUND, INC.



                                 By:   /s/CRAIG S. TYLE
                                      ---------------------------------------
                                       Craig S. Tyle
                                       Vice President and Assistant Secretary


WITNESS:  /s/DAVID P. GOSS
          ----------------------------------------
            David P. Goss
            Vice President and Assistant Secretary